Independent Auditors' Report



The Shareholders and Board of Trustees
LEADER Mutual Funds:


We have audited the accompanying statements of assets and liabilities of the LEADER Mutual Funds - LEADER Growth
Equity Fund, LEADER Growth & Income Fund, LEADER Balanced
Fund, LEADER Tax-Exempt Bond Fund, LEADER Intermediate
Bond Fund, LEADER Short Term Bond Fund, LEADER Tax-Exempt
Money Market Fund, LEADER Money Market Fund, and LEADER Treasury Money Market Fund (collectively, the Funds), including the schedules of portfolio investments, as of August 31, 2003, and the related statements of operations, statements of changes in net assets and the financial highlights for each of the periods indicated herein.
These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
The accompanying financial highlights for the periods ended August 31, 2000 and prior were audited by other auditors whose report thereon dated October 18, 2000 expressed an unqualified opinion on the financial highlights.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2003, by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of August
31, 2003, the results of their operations, changes in their net assets and the financial highlights for each of the periods indicated herein, in conformity with accounting principles generally accepted in the United States of America.



KPMG LLP
Columbus, Ohio
October 13, 2003